EX-23 Consent of Experts

BAUM & COMPANY, P.A.

Certified Public Accountants

1515 University Drive - Suite 209

Coral Springs, Florida 33071

Consent of Independent Auditors

W-CANDY, Inc

20090 Boca West Dr.,

Boca Raton, Florida 33434

Re: W-CANDY, INC

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 6, 2003, relating to the financial statements of W-CANDY, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

August 1, 2003

/s/ Baum & Company, P.A.